                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): February 12, 1997

                               CAPITAL 2000, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

          Colorado                      33-11062-D               84-1049047
-------------------------------         -----------          -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          file number)         Identification No.)

                     P.O. Box 460363, Aurora, Colorado 80015
                     ---------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code  (303) 690-6787
                                                    --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
-------  ---------------------------------
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
-------  -------------------------------------

         Effective February 12, 1997 Capital 2000, Inc. (the "Company") acquired all of the outstanding shares of United Shields Corporation ("USC") in exchange for restricted shares of the Company's common stock (the "Common Stock") (the "Exchange") pursuant to a Share Exchange Agreement between the Company and USC. After the Exchange, USC's shareholders own approximately 90% of the of the outstanding Common Stock. In connection with the Exchange, the directors and officers of USC became the directors and officers of the Company. The directors and officers of USC, and the Company as of the effective date of the Exchange, are T. J. Tully, Anthony G. Covatta and James J. Carroll.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
-------           ----------------------------------

         (a)      Financial Statements of Business Acquired

                  It is not practical to file the required financial statements for USC at this time. The required financial statements will be filed on or before April 28, 1997.

         (b)      Pro Forma Financial Information

                  It is not practical to file the required pro form financial information at this time. The required pro forma information will be filed on or before April 28, 1997.

         (c)      Exhibits

                                                                                                  Filed
                                                                                               Herewith
                                                                                              (Page No.)
                                                                                              ----------

                        Exhibit
                        -------
                        10.1             Share Exchange Agreement by and
                                         between Capital 2000, Inc. and United
                                         Shields Corporation dated February 12,
                                         1997                                                 E-1 to E-16

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL 2000, INC.

By:   /s/ T. J. Tully
   ------------------------------
   T. J. Tully, CEO and President

Date: April 1, 1997